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                                                                       EXHIBIT 2


                                   AGREEMENT



         AGREEMENT made on June 17, 1996, between HEALTH-MARK DIAGNOSTICS L.L.C., a Delaware limited liability company (hereinafter referred to as the "Company" or "Health-Mark"), TECHNICAL CHEMICALS AND PRODUCTS, INC., a Florida corporation ("TCPI"), HEALTH TEST, INC., a Florida corporation and a wholly-owned subsidiary of TCPI ("Health Test") (TCPI and Health Test are collectively referred to hereinafter as "Buyer"), HEALTH-MED, INC., a New Jersey corporation (hereinafter referred to as the "Seller"), and JOHN G. GEPPERT (hereinafter referred to as "Geppert").

                                  WITNESSETH:

         WHEREAS, upon its formation on March 30, 1995, the Company issued five hundred thousand (500,000) membership units ("Units") to TCPI and five hundred thousand (500,000) Units to Seller; and

         WHEREAS, TCPI acquired 300,000 additional Units from Seller as of October 1, 1995, with the result that TCPI was, as of October 1, 1995, and continues to be the owner of 80% of the issued and outstanding Units; and

         WHEREAS, the Company has issued and currently has outstanding one million (1,000,000) Units, of which eight hundred thousand (800,000) Units are owned by TCPI, and two hundred thousand (200,000) Units ("Seller Units") are owned by Seller; and

         WHEREAS, Geppert desire to retire from participation in the affairs of the Company; and

         WHEREAS, Buyer desires to acquire and Seller desires to sell to Buyer, all of the Seller Units upon the terms set forth herein; and

         WHEREAS, the Board of Directors of TCPI and Health Test have determined that said terms are fair and that the offer of the Seller should be accepted; and

         WHEREAS, the transfer of the Seller Units by Seller to Buyer has been approved by the members of the Company;

         NOW THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:
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         1.      SALE OF UNITS.  The Company, TCPI, Seller and Geppert each acknowledge and agree that the foregoing recitals are true and correct in all respects. Seller hereby conveys, transfers and assigns absolutely to Buyer, their successors and permitted assigns, all of its right, title and interest to and in the Seller Units and all other rights, privileges and obligations arising out of, or relating to the Seller Units. Upon execution of this Agreement, Seller will deliver to Buyer the certificates representing all of the Seller Units, all certificates to be endorsed in blank for transfer and new certificates shall be issued to: (i) TCPI representing 190,000 Units and (ii) Health Test representing 10,000 Units.

         2. PAYMENT OF SALE PRICE. In consideration for the Seller Units, Buyer will (a) cause to be issued and delivered certified or bank checks in the amounts (in the aggregate not to exceed $71,584.29) and payable to the order of the persons and entities as specifically noted on Exhibit A; and (b) either (i) deliver a stock certificate representing 15,000 shares of TCPI Common Stock, par value $.001 per share, to Geppert (the "Geppert Shares"), or (ii) deliver a copy of an irrevocable letter of instruction issued by TCPI to its transfer agent directing the transfer agent to issue and deliver a certificate representing the Geppert Shares to Geppert.

         3. REPRESENTATIONS OF SELLER AND GEPPERT. Seller and Geppert jointly and severally represent and warrant to Buyer as follows:

                 (a) Exhibit A to this Agreement includes a true and complete list of all outstanding loans or other advances of any nature made to the Company, either directly or indirectly, by Geppert, any family members of Geppert, any entities related to Geppert or any of his family members, or any other person or entity. Any loans or other advances made, either directly or indirectly, to the Company that are not listed on Exhibit A have been repaid in full.

                 Geppert agrees to indemnify and hold TCPI harmless for any and all claims relating to any advances or loans not specifically listed in Exhibit A (or any claims related to the loans or advances listed in Exhibit A which are in excess of the specific dollar amounts listed in Exhibit A).

                 (b) Seller has good, marketable and unencumbered title to the Seller Units, free and clear of all pledges, security interests, liens, claims, encumbrances, agreements, and options of any nature whatsoever, and has full right and authority to transfer and deliver all of Seller Units. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good and valid title to the Seller Units, free and clear of all





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pledges, security interests, liens, claims, encumbrances, agreements and options of any nature whatsoever.

                 (c) Each of Seller and Geppert has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on behalf of Seller. This Agreement has been duly and validly executed and delivered by each of Seller and Geppert and constitutes the legal, valid and binding agreement of each of Seller and Geppert, enforceable in accordance with its terms.

                 (d) All of the outstanding ownership interests in the Company consist of 800,000 Units issued and outstanding to TCPI, and 200,000 Units issued and outstanding to Seller. Except as set forth on Schedule 3(d) hereto, there are no outstanding agreements, options, warrants or other rights pursuant to which the Company is or may become obligated to issue any Units or any debt securities of the Company.

                 (e) Geppert (i) understands that the Geppert Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Geppert Shares solely for his own account for investment purposes, and not with a view to the "distribution" thereof (as such term is defined in judicial and administrative interpretations under Section 2(11) of the Act), (iii) has received certain information concerning TCPI, including without limitation TCPI's latest Form 10-K and Form 10-Q, and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Geppert Shares, (iv) is able to bear the economic risk and lack of liquidity inherent in holding the Geppert Shares until such time as the Geppert Shares may be registered in accordance with the provisions of Section 4 of this Agreement, (v) has sufficient knowledge and experience in financial business matters that he is capable of evaluating the merits and risks of an investment in TCPI, and (vi) understands that the certificates representing the Geppert Shares will be stamped or otherwise imprinted with legends in substantially the following form:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING BUT WITHOUT LIMITATION, FLORIDA, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS THEY ARE REGISTERED UNDER SUCH ACT AND ANY SECURITIES LAWS OF ANY





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         APPLICABLE JURISDICTION OR UNLESS EXEMPTIONS FROM SUCH REGISTRATIONS
         ARE AVAILABLE AND AN OPINION OF COUNSEL, SATISFACTORY TO TECHNICAL CHEMICALS AND PRODUCTS, INC. ("TCPI"), TO THAT EFFECT IS DELIVERED TO TCPI.

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT DATED JUNE ___, 1996, ENTERED INTO BETWEEN JOHN G. GEPPERT AND TCPI.


         4. REGISTRATION STATEMENT. Buyer agrees that on or prior to July 30, 1996, it will file a Registration Statement on Form S-3 (or such other form as Buyer may deem appropriate) with the Securities and Exchange Commission to register for sale the Geppert Shares. As a condition to complying with its obligations under this paragraph 4, Buyer may require Geppert to furnish Buyer with such information regarding Geppert and the distribution of the Geppert Shares as may be necessary in connection with the registration.

         5.      COVENANT NOT TO COMPETE.   Seller and Geppert agree that for a
period of two years after the date of this Agreement, Seller and Geppert shall not, anywhere TCPI or Health-Mark is engaged in business, or has taken steps to begin engaging in business, own, manage, operate, control, or be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business competitive with (i) the business conducted by TCPI or Health-Mark including without limitation its Health Check line of products; or (ii) any of the products of TCPI listed on Exhibit B hereto ("Products"). Notwithstanding the foregoing, Seller, Geppert, or any entity controlled by Geppert, shall be permitted to sell Products purchased directly from TCPI to hospitals, clinics and medical laboratories. Seller and Geppert acknowledge that if both or either of them were to breach any of the provisions of this Section 5, it would result in immediate and irreparable injury to TCPI and Health-Mark which cannot be adequately or reasonably compensated at law and that the TCPI and Health-Mark shall be entitled, if any such breach shall occur or be threatened or attempted, if it so elects, to a decree of specific performance and to a temporary and permanent injunction enjoining and restraining such breach by Seller or Geppert, as the case may be, or their agents, either directly or indirectly, and that such right to injunction shall be cumulative to whatever other remedies for actual damages TCPI and Health-Mark may possess.

         6. CONFIDENTIALITY. Seller and Geppert agree, for all time, not to publish, disclose or use, on their own behalf or on behalf of any third party, any information, data or material which Seller or Geppert has or may have acquired regarding the business, customers and procedures of the Company or TCPI and does hereby agree to keep the same secret. Seller and Geppert further agree to surrender to the Company all property of the Company, including but





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not limited to, all sales material, documents, memoranda, notes, reports and documents of every character and description which pertain to the Company and not to retain any copy or copies thereof. The Seller and Geppert agree that the remedy at law for any breach by them of the foregoing will be inadequate and that the Company and the Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage to the Company or Buyer.

         7. TCPI REPRESENTATIONS. TCPI has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on behalf of TCPI. This Agreement has been duly and validly executed and delivered by TCPI and constitutes the legal, valid and binding agreement of TCPI, enforceable in accordance with its terms.

         8. RESIGNATION OF GEPPERT/ LOCK-UP AGREEMENT. Simultaneously with the execution of this Agreement, Geppert will (a) execute and deliver to TCPI the form of resignation attached as Exhibit C hereto, and (b) execute and deliver to TCPI the form of Lock-Up Agreement attached as Exhibit D hereto.

         9. INDEMNIFICATION. In addition to remedies that may be available pursuant to applicable law, Buyer shall be indemnified and held harmless by Seller and Geppert from any and all claims, damages, losses, liabilities and expenses resulting in a financial cost or loss (including, without limitation, reasonable attorney's fees and expenses in connection with any action, suit or proceeding arising from or in connection with this Agreement) (a "Loss") incurred or suffered by Buyer on or after the execution hereof arising out of any breach of any representation or warranty by Seller or Geppert.

         10. MISCELLANEOUS. The recitals set forth herein are true and correct. The schedules attached to this Agreement are incorporated by reference herein and made a part hereof. This Agreement (including the schedules hereto) contains the parties' entire understanding with respect to the sale of the Seller's Units. It supersedes any previous agreement, whether written or oral, and cannot be modified except in writing. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being





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valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted. This Agreement may be executed in counterparts by the separate parties hereto, all of which shall be deemed to be one and the same instrument. This Agreement may be executed by facsimile. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall be governed by, and shall be construed, interpreted and enforced in accordance with, the laws of the State of Florida. Each of the parties hereto agrees to pay all of the respective expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. The parties to this Agreement agree that any claim, suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be submitted for adjudication exclusively in any Florida state or federal court sitting in Broward County, Florida, and each of the parties hereto expressly agrees to be bound by such selection of jurisdiction and venue for purposes of such adjudication.





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         IN WITNESS WHEREOF, the Buyer, Seller and Company have caused this document to be signed and sealed by their proper corporate officers and the retiring officer and director has signed this document on the date first above written.





/s/ Patricia Geppert                 /s/ John G. Geppert
- ----------------------------         --------------------------
Patricia Geppert                     JOHN G. GEPPERT
Witness

/s/ John Geppert, Jr.
- ----------------------------
John Geppert, Jr.
Witness


                                     HEALTH-MARK DIAGNOSTICS L.L.C.

                                     By: Technical Chemicals
                                         and Products, Inc.

/s/ Martin Gurkin                    By: /s/ Jack Aronowitz
- ----------------------------             ---------------------
Martin Gurkin                            Jack Aronowitz
Secretary                                President




                                     By: Health-Med, Inc.

/s/ John G. Geppert                  By: /s/ John G. Geppert
- ----------------------------             ----------------------
John G. Geppert                          John G. Geppert
Secretary                                President




                                     HEALTH-MED, INC.



/s/ John G. Geppert                  By: /s/ John G. Geppert
- ----------------------------             ----------------------
John G. Geppert                          John G. Geppert
Secretary                                President


                                     TECHNICAL CHEMICALS AND PRODUCTS, INC.



/s/ Martin Gurkin                    By: /s/ Jack Aronowitz
- ----------------------------             ---------------------
Martin Gurkin                            Jack Aronowitz
Secretary                                President


                                     HEALTH TEST, INC.


/s/ Jack Aronowitz                   By: /s/ Jack Aronowitz
- ----------------------------             ---------------------
Secretary                                Jack Aronowitz
                                         President







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